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                                                                 EXHIBIT (3) (A)

                             AMENDED AND RESTATED

                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                               SPPC FUNDING LLC

     This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of April 9, 1999 (together with the schedules attached hereto, this "Agreement"),
                                                                  ---------
of SPPC FUNDING LLC (the "Company"), is entered into by SIERRA PACIFIC POWER
                          -------
COMPANY, a Nevada corporation, as the sole member (the "Initial Member").
                                                        --------------
Capitalized terms used herein and not otherwise defined have the meanings set forth on Schedule A hereto.

     The Initial Member, by execution of this Agreement, (i) hereby continues the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. (S) 18-101, et seq.), as amended from time to time (the "Act"), and this Agreement, (ii) hereby amends
                                ---
and restates in its entirety the initial Limited Liability Company Agreement of the Company, dated as of March 24, 1999 (the "Initial LLC Agreement"), and (iii)
                                              ---------------------
hereby agrees as follows:

     1.   Name.
          ----

     The name of the limited liability company heretofore previously formed and continued hereby is SPPC Funding LLC.

     2.   Principal Business Office.
          -------------------------

     The principal business office of the Company shall be located at such location as may hereafter be determined by the Member.

     3.   Registered Office.
          -----------------

     The address of the registered office of the Company in the State of Delaware is c/o The Prentice Hall Corporation System, Inc., 1013 Centre Road, City of Wilmington, County of New Castle, 19805.

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     4.   Registered Agent.
          ----------------

     The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Prentice Hall Corporation System, Inc., 1013 Centre Road, City of Wilmington, County of New Castle, 19805.

     5.   Members.
          -------

     a. The name and the mailing address of the Initial Member are set forth on Schedule B attached hereto.

     b.  Subject to Section 9j, the Member may act by written consent.

     6.   Certificates.
          ------------

     Ellen M. Collins, as an "authorized person" within the meaning of the Act, has executed, delivered, and filed the Certificate of Formation with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member or an Officer shall execute, deliver, and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in California and in any other jurisdiction in which the Company may wish to conduct business.

     7.   Purposes.
          --------

     Subject to Section 9j, the purposes of the Company are to engage in the following activities:

     a.  (i)    To acquire, own, hold, administer, service, or enter into
     agreements for the servicing, financing, managing, sale, assignment, pledge, collection of amounts due on, and otherwise dealing with the Transition Property and other assets to be acquired pursuant to the Basic Documents and any proceeds or rights associated therewith;

          (ii) To issue, sell, authorize, and deliver the Notes and other evidences of the Indebtedness and to enter into any agreement or document providing for the authorization, issuance, sale, and delivery of the Notes;

          (iii) To sell, exchange, pledge, encumber, or otherwise dispose of all or any part of the Transition Property and its other assets and property and, in connection therewith, to accept, collect, hold, sell, exchange, or otherwise dispose of evidences of indebtedness or other property received pursuant thereto, including the encumbrance of all of the Transition Property and its other assets and property as collateral security for the Indebtedness;

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          (iv)  To execute, deliver, and perform under the Basic Documents;

          (v) To invest proceeds from the Transition Property and its other assets and any capital and income of the Company in accordance with the Basic Documents or as otherwise determined by the Board and not inconsistent with this Section or the Basic Documents; and

          (vi) To do such other things and carry on any other activities which the Board determines to be necessary, convenient, or incidental to any of the foregoing purposes and to have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

     b. The Company, by or through any Officer on behalf of the Company, may enter into and perform the Basic Documents, including the Note Issuance Documents, the Notes, the Sale Documents, the Servicing Agreement, and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote, or approval of the Member or any Director or Officer notwithstanding any other provision of this Agreement, the Act, or applicable law, rule, or regulation. The foregoing authorization shall not be deemed a restriction on the powers of any Officer to enter into other agreements on behalf of the Company.

     8.   Powers.
          ------

     Subject to Section 9j, the Company (i) shall have and exercise all powers necessary, convenient, or incidental to accomplish its purposes as set forth in
Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

     9.   Management.
          ----------

     a.   Board of Directors.  Subject to Section 9j, the business and affairs
          ------------------
of the Company shall be managed by or under the direction of a Board of one or more Directors appointed by the Member. Subject to Section 10, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors, and subject in all cases to Section
10. The initial number of Directors shall be five, two of which shall be Independent Directors pursuant to Section 10. Each Director elected, designated, or appointed shall hold office until a successor is elected and qualified or until such Director's earlier death, resignation, or removal. Each Director shall execute and deliver the Management Agreement. Directors need not be a Member.

     b.   Powers.  Subject to Section 9j, the Board of Directors shall have the
          ------
power to do any and all acts necessary, convenient, or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 9j, the Board of

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Directors has the authority to bind the Company. The names of the initial
Directors appointed by the Member are set forth on Schedule D.

     c.   Meeting of the Board of Directors.  The Board of Directors of the
          ---------------------------------
Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day's notice to each Director by telephone, facsimile, mail, telegram, or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

     d.   Quorum; Acts of the Board.  At all meetings of the Board, a majority
          -------------------------
of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     e.   Electronic Communications.  Members of the Board, or any committee
          -------------------------
designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

     f.    Committees of Directors.
           -----------------------

          (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

          (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

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          (iii)  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

     g.   Compensation of Directors; Expenses.  The Board shall have the
          -----------------------------------
authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     h.   Removal of Directors.  Unless otherwise restricted by law, any
          --------------------
Director or the entire Board of Directors may be removed, with or without cause, at any time by the Member, and, subject to Section 10, any vacancy caused by any such removal may be filled by action of the Member.

     i.   Directors as Agents.  To the extent of their powers set forth in this
          -------------------
Agreement, and subject to Section 9j, the Directors are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company.

     j.   Limitations on the Company's Activities.
          ---------------------------------------

          (i) This Section 9j is being adopted in order to comply with certain provisions required in order to qualify the Company as a "special purpose entity" for the purpose of the Indebtedness.

          (ii) The Member shall not, for so long as any Indebtedness is outstanding, amend, alter, change, or repeal the definition of "Independent Director" or Sections 7, 8, 9, 10, 20, 21, 22, 23, 24, 26, or 31 or
     Schedule A of this Agreement without the unanimous written consent of the Board (including the Independent Directors). Subject to this Section 9j, the Member reserves the right to amend, alter, change, or repeal any provisions contained in this Agreement in accordance with Section 31.

          (iii) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the Board (including the Independent Directors), to take any Material Action; provided, however, that the foregoing is subject in all cases to Section 843(e) of the Statute.

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          (iv)  Unless otherwise provided in the Note Issuance Documents, for so long as any Indebtedness is outstanding, the Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory), and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if: (A) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the holders of the Indebtedness, and the Company shall deliver to the Note Trustee an Officer's Certificate to that effect, and (B) the Rating Agency Condition is satisfied with regard to such decision not to preserve such right or franchise. The Board also shall cause the Company to:

               (1) Maintain its own correct and complete separate books and records and bank accounts and maintain the resolutions, agreements, and other instruments underlying the transactions engaged in by the Company as official records of the Company;

               (2) At all times hold itself out to the public as a legal entity separate from the Member and any other Person;

               (3) Have a Board composed differently from that of the Member and any other Person, with the business affairs of the Company managed by or subject to the direction of such Board, free of any undue or excessive control exercised by any other Person, whether or not an Affiliate;

               (4) File its own tax returns, if any, as may be required under applicable law, to the extent (a) not part of a consolidated group filing a consolidated return or returns or (b) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

               (5) Not commingle its assets with assets of any other Person (except as contemplated by the Basic Documents), to maintain the identifiability of the funds and other assets of the Company, and to ensure that the assets and liabilities of the Company are readily distinguishable from those of any other Person;

               (6) Conduct its business in its own name and not conduct its business in a manner which would give any Person reasonable grounds to believe it is dealing with the Member, any of its other Affiliates, or any other Person other than the Company;

               (7)   Maintain separate financial statements;

               (8)   Pay its own liabilities only out of its own funds;

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               (9)   Maintain an arm's length relationship with its Affiliates
          and its Member and engage in transactions with its Affiliates (i) only on terms and conditions which are commercially reasonable and comparable to transactions on an arms-length basis with unaffiliated Persons, and (ii) only with the prior approval of the Board (including the Independent Directors);

               (10)  Pay the salaries of its own employees, if any;

               (11) Not hold out its credit as being available to satisfy the obligations of others and not seek or obtain credit based on, or induce any third party to reasonably rely on, the assets or creditworthiness of any other Person, whether or not an Affiliate of the Company;

               (12) Allocate fairly and reasonably any overhead for shared office space and conduct its business from an office or designated area separate from that of its Member and any other Affiliate;

               (13)  Use separate stationery, invoices, and checks;

               (14) Not pledge its assets for the benefit of any other Person (except as contemplated by the Basic Documents);

               (15) Correct any known misunderstanding regarding its separate identity;

               (16) Maintain adequate capital in light of its contemplated business purposes;

               (17) Cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities; and

               (18) Not acquire any obligations or securities of a Member or make loans or advances to a Member.

     Failure of the Company to comply with any of the foregoing covenants shall not affect the status of the Company as a separate legal entity or the limited liability of the Member.

          (v) For so long as any Indebtedness is outstanding, the Board shall not cause or permit the Company to:

               (1) Guarantee any obligation of any Person, including any Affiliate;

               (2) Engage, directly or indirectly, in any business other than that arising out of the issuance of the Indebtedness or the actions required or permitted to be performed under Section 7, the Note Issuance Documents, or this Section 9j;

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

               (3) Incur, create, or assume any indebtedness other than the Indebtedness or as otherwise expressly permitted under the Note Issuance Documents;

               (4) Make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person other than the instruments constituting part of the Collateral, except that the Company may invest in those investments permitted under the Note Issuance Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Note Issuance Documents and permit the same to remain outstanding in accordance with such provisions;

               (5) To the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale, or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Note Issuance Documents; or

               (6) Form, acquire, or hold any subsidiary (whether corporate, partnership, limited liability company, or other).

     10.  Independent Directors.
          ---------------------

     For so long as any Indebtedness is outstanding, the Member shall cause the Company at all times to have at least two Independent Directors who will be appointed by the Member. To the fullest extent permitted by Section 18-1101(c) of the Act, the Independent Directors shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9j(iii). No resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until the successor Independent Director shall have accepted his or her appointment by a written instrument, which may be a counterpart signature page to the Management Agreement. All right, power, and authority of the Independent Directors shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 10, in exercising their rights and performing their duties under this Agreement, the Independent Directors shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware.

     11.  Officers.
          --------

     a.   Officers.  The names of the initial President, Treasurer, Controller,
          --------
Secretary and Assistant Treasurer of the Company are set forth on Schedule D. All subsequent Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary, and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable

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who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

     b.   President.  The President shall be the chief executive officer of the
          ---------
Company, shall preside at all meetings of the Members, if any, and the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute all bonds, mortgages, and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7b; (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company; and (iii) as otherwise permitted in Section 11c.

     c.   Vice President.  In the absence of the President or in the event of
          --------------
the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     d.   Secretary and Assistant Secretary.  The Secretary shall be responsible
          ---------------------------------
for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and all meetings of the Members, if any, and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     e.   Treasurer and Assistant Treasurer.  The Treasurer shall have the
          ---------------------------------
custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the

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President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     f.   Officers as Agents.  The Officers, to the extent of their powers set
          ------------------
forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business, and, subject to Section 9j, the actions of the Officers taken in accordance with such powers shall bind the Company.

     g.   Duties of Board and Officers.  Except to the extent otherwise provided
          ----------------------------
herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

     12.  Limited Liability.
          -----------------

     Except as otherwise expressly provided by the Act, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be the debts, obligations, and liabilities solely of the Company, and neither any Member nor any Director shall be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Member or Director of the Company.

     13.  Capital Contributions.
          ---------------------

     The Initial Member was deemed admitted as the Member of the Company upon the execution and delivery of the Initial LLC Agreement. The Initial Member has contributed the amount of cash to the Company listed on Schedule B attached hereto.

     14.  Additional Contributions.
          ------------------------

     The Initial Member is not required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement. The provisions of this Agreement, including this Section 14, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

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     15.  Allocation of Profits and Losses.
          --------------------------------

     The Company's profits and losses shall be allocated to the Member.

     16.  Distributions.
          -------------

     Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or the Basic Documents.

     17.  Books and Records.
          -----------------

     The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Board. Each Member and its duly authorized representatives shall have the right to examine the Company books, records, and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor shall be an independent public accounting firm selected by the Member.

     18.  Reports.
          -------

     a. Within 60 days after the end of each fiscal quarter, the Board shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

          (i) Unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

          (ii) Unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

     b. The Board shall use diligent efforts to cause to be prepared and mailed to the Initial Member and any other Members, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

          (i)   A balance sheet of the Company;

          (ii)  An income statement of the Company for such fiscal year; and

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          (iii)  A statement of such Member's capital account.

     c. The Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company's independent accountants to prepare and transmit to each Member as promptly as practicable, such tax information as may be reasonably necessary to enable such Member to prepare its federal, state, and local income tax returns relating to such fiscal year.

     19.  Other Business.
          --------------

     The Member and any Affiliate of the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

     20.  Exculpation and Indemnification.
          -------------------------------

     a. No Member, Officer, Director, employee, or agent of the Company and no employee, representative, agent, or Affiliate of the Member (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an
----------------
interest in or claim against the Company for any loss, damage, or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage, or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

     b. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage, or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage, or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof; and provided further, that for so long as any Indebtedness is outstanding no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable except out of funds available for payment of Company expenses as provided in the Indenture.

     c. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit, or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Company of an undertaking by or on

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

behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this
Section 20.

     d. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports, or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

     e. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

     f. The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

     21.  Assignments.
          -----------

     Subject to Section 23, a Member may assign in whole or in part its limited liability company interest in the Company. If a Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.
Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be a Member hereunder and the Company shall continue without dissolution, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement.

     22.  Resignation.
          -----------

     For so long as any Indebtedness is outstanding, the Initial Member may not resign unless the Rating Agency Condition is satisfied with regard to such resignation. A Member (other than the Initial Member) may resign from the Company with the written consent of the Initial Member. If a Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 21, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

     23.  Admission of Additional Members.
          -------------------------------

     One or more additional members of the Company may be admitted to the Company with the written consent of the Members; provided that, notwithstanding the foregoing, for so long as any Indebtedness remains outstanding, no additional members may be admitted to the Company unless the Initial Member retains a majority interest in the Company and the Rating Agency Condition is satisfied with regard to the admission of such additional members.

     24.  Dissolution.
          -----------

     a. Subject to Section 9j, the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the retirement, resignation, or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     b. The Bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution. Notwithstanding any other provision of this Agreement, the Member waives any right that it night have under Section 18-801(b) of the Act to agree in writing to dissolve the Company upon the Bankruptcy of the Member or the occurrence of any event that causes the Member to cease to be a member of the Company.

     c. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

     25.  Waiver of Partition; Nature of Interest.
          ---------------------------------------

     Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each Member hereby irrevocably waives any right or power that such Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law, or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up, or termination of the Company. No Member shall have any interest in any specific assets of the Company, and no Member shall have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Members in the Company is personal property.

     26.  Benefits of Agreement; No Third-Party Rights.
          --------------------------------------------

     None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons pursuant to Section 20) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

     27.  Severability of Provisions.
          --------------------------

     Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable, or illegal under any existing or future law, such invalidity, unenforceability, or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable, and legal.

     28.  Entire Agreement.
          ----------------

     This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

     29.  Binding Agreement.
          -----------------

     Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 20, 21, 22, 23, 24, 26, and 31, constitutes a legal, valid, and binding agreement of the Member, and is enforceable against the Member by the Independent Directors, in accordance with its terms. In addition, each Independent Director is an intended beneficiary of this Agreement.

     30.  Governing Law.
          -------------

     This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

     31.  Amendments.
          ----------

     Subject to Section 9j, this Agreement may not be modified, altered, supplemented, or amended except pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, for so long as any Indebtedness is outstanding, this Agreement may not be modified, altered, supplemented, or amended unless the Rating Agency Condition is satisfied with regard to such modification, alteration, supplement, or amendment, except: (i) to cure any ambiguity or (ii) to correct or supplement any provision in a manner consistent with the intent of this Agreement.

     32.  Counterparts.
          ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

     33.  Notices.
          -------

     Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed, or sent by telecopy or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of a Member, to such Member at its address as listed on Schedule B attached hereto, and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.


                              MEMBER:
                              SIERRA PACIFIC POWER COMPANY

                              By:      RICHARD K. ATKINSON
                                  -------------------------------------
                                  Name:  Richard K. Atkinson
                                  Title: Assistant Treasurer

                                                                      Schedule A

                                  DEFINITIONS

A.   Definitions
     -----------

     When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

     "Act" has the meaning set forth in the preamble to this Agreement.
      ---

     "Administrative Services Agreement" means the Administrative Services
      ---------------------------------
Agreement to be entered into between the Company and the Initial Member, as administrator.

     "Affiliate" means, with respect to any Person, any other Person directly or
      ---------
indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

     "Agreement" means this Amended and Restated Limited Liability Company
      ---------
Agreement, together with the schedules attached hereto, as amended, restated, or supplemented from time to time.

     "Bankruptcy" means, with respect to any Person, if such Person (i) makes an
      ----------
assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of any petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a Trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. With respect to the Member, the foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

     "Basic Documents" means the Indenture, the Trust Agreement, the Sale
      ---------------
Agreement, any Subsequent Sale Agreement, the Servicing Agreement, the Purchase Agreement, the

Administrative Services Agreement, the Note Purchase Agreement, the Letter of Credit, the DTC Agreement, the Fee and Indemnity Agreement, and all other documents and certificates delivered in connection therewith.

     "Board" or "Board of Directors" means the Board of Directors of the
      -----      ------------------
Company.

     "Certificate of Formation" means the Certificate of Formation of the
      ------------------------
Company filed with the Secretary of State of the State of Delaware on March 24, 1999, as amended or amended and restated from time to time.

     "Certificates" means the rate reduction certificates to be issued by
      ------------
California Infrastructure and Economic Development Bank Special Purpose Trust SPPC-1.

     "Certificate Trustee" means the institution serving as certificate trustee
      -------------------
under the Trust Agreement.

     "Collateral" means all of the Company's right, title, and interest in and
      ----------
to (a) the Transition Property transferred by the Initial Member to the Company pursuant to the Sale Agreement and all proceeds thereof, (b) any Subsequent Transition Property transferred by the Initial Member to the Company pursuant to each Subsequent Sale Agreement and all proceeds thereof, (c) the Sale Agreement and each Subsequent Sale Agreement, (d) the Servicing Agreement, (e) the Collection Account (including all subaccounts thereof) and all amounts or investment property on deposit therein or credited thereto from time to time,
(f) all other property of whatever kind owned from time to time by the Company,
(g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables, instruments, and other property which at any time constitute all or part of or are included in proceeds of any of the foregoing, and (h) all proceeds of the foregoing.

     "Collection Account" means the segregated trust account to be established
      ------------------
in the name of the Note Trustee into which will be deposited the payments received in respect of the non-bypassable, usage-based, per-kilowatt-hour FTA charges permitted to be levied on customers pursuant to the Financing Order.

     "Company" means SPPC Funding LLC, a Delaware limited liability company.
      -------

     "Control" means the possession, directly or indirectly, of the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract, or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

     "Covered Persons" has the meaning set forth in Section 20a.
      ---------------

     "CPUC" means the California Public Utilities Commission or any successor
      ----
governmental agency that has regulatory authority over the True-Up Adjustments contemplated by the Statute.

     "Delaware Trustee" means the institution serving as Delaware trustee under
      ----------------
the Trust Agreement.

     "Directors" means the directors elected to the Board of Directors from time
      ---------
to time by the Member, including the Independent Directors. A Director is hereby designated as a "manager" of the Company within the meaning of Section
                        -------
18-101(10) of the Act.

     "DTC Agreement" means the agreement to be entered into between California
      -------------
Infrastructure and Economic Development Bank Special Purpose Trust SPPC-1, the Certificate Trustee, and The Depository Trust Company, relating to the Certificates, as the same may be amended and supplemented from time to time.

     "Fee and Indemnity Agreement" means the Fee and Indemnity Agreement to be
      ---------------------------
entered into among the Company, the Note Trustee, the Certificate Trustee, the Delaware Trustee, and the California Infrastructure and Economic Development Bank, as originator.

     "Financing Order" means the order of the CPUC, Decision No. 98-10-021,
      ---------------
issued as of October 8, 1998 which became effective on November 12, 1998.

     "Indebtedness" means the obligations of the Company arising under all
      ------------
Series of Notes.

     "Indenture" means the Indenture to be entered into between the Company, as
      ---------
issuer, and the Note Trustee, as trustee, including the Series supplements thereto relating to the Notes, as the same may be amended, supplemented, or otherwise modified from time to time.

     "Independent Director" means a natural person who, for the five-year period
      --------------------
prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not any of:
(i) an employee, director, stockholder, partner, or officer of the Company or any of its Affiliates (other than through his or her service as an Independent Director of the Company); (ii) an employee, director, stockholder, partner, or officer of a customer or supplier that derives more than ten percent of its revenues from the Company or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii).

     "Initial LLC Agreement" has the meaning set forth in the preamble to this
      ---------------------
Agreement.

     "Initial Member" means Sierra Pacific Power Company, a Nevada corporation,
      --------------
as the sole member of the Company.

     "Letter of Credit" means the letter of credit dated as of April 9, 1999
      ----------------
from Wells Fargo Bank, N.A. for the benefit of the Note Issuer or the Note Trustee, as the same may be amended and supplemented from time to time.

     "Management Agreement" means the agreement of the Directors in the form
      --------------------
attached hereto as Schedule C.

     "Material Action" means to consolidate or merge the Company with or into
      ---------------
any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company, or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or other similar official of or for the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or, to the fullest extent permitted by law, take action in furtherance of any such action, or dissolve or liquidate the Company.

     "Member" means the Initial Member and includes any Person admitted as an
      ------
additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement.

     "Moody's" means Moody's Investors Service Inc. or its successor or such
      -------
nationally recognized statistical rating organization designated by the Company with notice to the Note Trustee, the Certificate Trustee, the California Infrastructure and Economic Development Bank and the Initial Member in its role as servicer under the Servicing Agreement.

     "Note Issuance Documents" means the collective reference to the Indenture
      -----------------------
and the other governing documents relating to the Indebtedness, as the same may be amended, supplemented, or otherwise modified from time to time.

     "Note Purchase Agreement" means the Note Purchase Agreement to be entered
      -----------------------
into between the Company and the California Infrastructure and Economic Development Bank Special Purpose Trust SPPC-1.

     "Notes" means the SPPC Funding LLC Notes at any time issued pursuant to the
      -----
Indenture or any indenture supplemental thereto.

     "Note Trustee" means the institution serving as note trustee under the
      ------------
Indenture.

     "Officer" means an officer of the Company described in Section 11.
      -------

     "Officer's Certificate" means a certificate signed by any Officer of the
      ---------------------
Company who is authorized to act for the Company in matters relating to the Company.

     "Person" means any individual, corporation, partnership, joint venture,
      ------
limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

     "Purchase Agreement" means the purchase agreements to be entered into among
      ------------------
the Member, the Company, the California Infrastructure and Economic Development Bank Special Purpose Trust SPPC-1, and the purchasers named therein.

     "PU Code" means the California Public Utilities Code, as amended from time
      -------
to time.

     "Rating Agency Condition" means, with respect to any action, that Moody's
      -----------------------
shall have been given ten days prior notice thereof and that Moody's shall have notified the Company in writing that such action will not result in a reduction or withdrawal of its then current rating of any Series of the Notes.

     "Sale Agreement" means the Transition Property Purchase and Sale Agreement
      --------------
to be entered into between the Company and the Initial Member, as seller.

     "Sale Documents" means the collective reference to the Sale Agreement, any
      --------------
Subsequent Sale Agreements and the agreements, instruments, and documents contemplated thereby, as the same may be amended, supplemented, or otherwise modified from time to time.

     "Series" means each series of Notes issued and authenticated pursuant to
      ------
the Indenture.

     "Servicing Agreement" means the Transition Property Servicing Agreement to
      -------------------
be entered into between the Company and the Initial Member, as servicer, as the same may be amended, supplemented, or otherwise modified from time to time.

     "Statute" means Assembly Bill 1890, Chapter 854, California Statutes of
      -------
1996, as amended by Senate Bill 477, Chapter 275, California Statutes of 1997, and as further amended from time to time.

     "Subsequent Sale Agreement" means any sale agreement substantially similar
      -------------------------
to the Sale Agreement, entered into subsequently thereto, pursuant to which the Initial Member will sell Subsequent Transition Property to the Company.

     "Subsequent Transition Property" means any transition property as defined
      ------------------------------
in Section 840 of the PU Code, created by the PU Code and the Financing Order and specifically described in an issuance advice letter filed with the CPUC pursuant to the Financing Order, and sold to the Company by the Initial Member pursuant to a Subsequent Sale Agreement.

     "Transition Property" means the "Transition Property" contemplated by the
      -------------------
Financing Order and to be specifically described in the issuance advice letter filed with the CPUC pursuant to the Financing Order.

     "Trust Agreement" means the Amended and Restated Declaration and Agreement
      ---------------
of Trust to be entered into among the California Infrastructure and Economic Development Bank, the Certificate Trustee, and the Delaware Trustee, including the Series supplements thereto relating to the Certificates, as the same may be further amended and supplemented from time to time.

B. Rules of Construction
   ---------------------

     Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph, or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit, or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                                                      Schedule B

                                    MEMBERS


                                            Agreed Value of     Percentage
Name                   Mailing Address    Capital Contribution   Interest
----                   ---------------    --------------------   --------

Sierra Pacific         6100 Neil Road              $122,000         100%
Power                  P.O. Box 30150
Company                Reno, Nevada  89520

                                                                      Schedule C

                             MANAGEMENT AGREEMENT


                                 April 9, 1999



SPPC Funding LLC
6100 Neil Road
P.O. Box 30150
Reno, Nevada 89520

                                    Re:  Management Agreement
                                         SPPC Funding LLC

Ladies and Gentlemen:

   For good and valuable consideration, each of the undersigned persons who have been designated as managers of SPPC Funding LLC, a Delaware limited liability company (the "Company"), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 9, 1999, as it may be amended or restated from time to time (the "LLC Agreement"), hereby agree as follows:

   1. Each of the undersigned accepts such person's rights and authority as a Director (as defined in the LLC Agreement) under the LLC Agreement and agrees to perform and discharge such person's duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties, and obligations under the LLC Agreement shall continue until such person's successor as a Director is designated or until such person's resignation or removal as a Director is effective in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a "manager" of the Company within the meaning of the Delaware Limited Liability Company Act.

   2. For so long as any Indebtedness (as defined in the LLC Agreement) is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition, or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency, or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of or for the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

   3. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

   IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

                                    __________________________________
                                    Name:

                                    __________________________________
                                    Name:

                                    __________________________________
                                    Name:

                                    __________________________________
                                    Name:

                                    __________________________________
                                    Name:

                                   SCHEDULE D

                                SPPC Funding LLC
                                ----------------
                               Initial Directors
                               -----------------

                Director                     Malyn K. Malquist
                Director                     Mark A. Ruelle
                Director                     William E. Peterson
                Independent Director         Mark A. Ferrucci
                Independent Director         Kim E. Lutthans


                               SPPC Funding LLC
                               ----------------
                               Initial Officers
                               ----------------

                President                    Malyn K. Malquist
                Treasurer                    Mark A. Ruelle
                Controller                   Mary O. Simmons
                Secretary                    William E. Peterson
                Assistant Treasurer          Richard K. Atkinson